Exhibit 99.1

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

Company surpasses first year synergy target

•	Free Cash Flow amounted to $131 million in the fourth quarter, $490 million for the year

•	Synergies of $130 million run-rate at the end of the year

•	Price increases announced for several business and commercial printing paper grades for implementation in the first quarter 2008

Montreal, February 15, 2008 – Domtar Corporation (NYSE/TSX: UFS) today reported a net loss of $26 million ($0.05 per diluted share) for the fourth quarter of 2007 compared to net income of $36 million ($0.07 per diluted share) for the third quarter of 2007. Sales for the fourth quarter amounted to $1.7 billion, unchanged from the third quarter 2007. Excluding the items listed below, the Company earned $29 million ($0.06 per diluted share) in the fourth quarter of 2007 compared to $44 million ($0.09 per diluted share) in the third quarter of 2007. The stronger Canadian dollar reduced earnings by approximately $0.02 per diluted share in the fourth quarter when compared to the third quarter 2007.

Fourth quarter 2007:

•	Charge of $96 million ($66 million after tax) related to the impairment of goodwill and property, plant and equipment;

•	Gains of $51 million ($35 million after tax) for lawsuit and insurance claim settlements;

•	Expenses of $25 million ($17 million after tax) related to the debt restructuring;

•	Costs of $21 million ($14 million after tax) related to synergies, integration and optimization;

•	Gain of $11 million related to a change in statutory income tax rates;

•	Closure and restructuring costs of $7 million ($5 million after tax); and

•	Gains of $2 million ($1 million after tax) related to financial instruments.

Third quarter 2007:

•	Costs of $14 million ($8 million after tax) related to synergies, integration and optimization;

•	Gains of $6 million ($4 million after tax) related to financial instruments;

•	Charge of $3 million related to a change in statutory income tax rates; and

•	Closure and restructuring costs of $2 million ($1 million after tax).

Commenting on the financial results, Mr. Raymond Royer, President and CEO said, “In the fourth quarter, our results were impacted by the unprecedented run-up in the value of the Canadian dollar against the U.S. dollar and by continued pressure on fiber, chemical and energy related costs. Nonetheless, we benefited from a better supply-demand balance in our system with reduced lack-of-order downtime, paper production in sync with our shipments and pricing momentum despite the seasonally slower period of the year.”

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FISCAL YEAR 2007 HIGHLIGHTS

For fiscal year 2007, net income amounted to $70 million compared to net loss of $609 million for fiscal year 2006. Sales amounted to $5.9 billion for fiscal year 2007, including sales of Domtar Inc. from March 7, 2007 (please refer to section “The Transaction” for further explanation). Domtar synergy teams continued to aggressively pursue $200 million of transaction-related cost savings and efficiency improvement opportunities that the Company has committed to capturing in stages by March 2009. At the end of December, the Company had captured synergies with an estimated run-rate of $130 million surpassing the targeted $80 million run-rate. Based on the success to date, the Company remains confident that it will exceed its synergies goal of $200 million run-rate before the end of 2008.

“This has been a historic year for Domtar,” added Mr. Royer. “During 2007, we closed a transformational transaction creating a new leader in our industry, conducted a review of our operations resulting in the streamlining of our portfolio of assets and, as a result of our synergy efforts, identified and launched several projects aimed at reducing costs and improving efficiency. We completed a bond exchange and tender offers for the purpose of simplifying our capital structure, achieved and surpassed our first-year synergy target and strengthened our balance sheet. As we approach our first anniversary as a new Company, I cannot overlook how instrumental our employees were in achieving this remarkable performance. These actions will continue to benefit our organization as we execute on our strategy of establishing our presence to better serve our customers and build on our leading position in North America.”

SEGMENT REVIEW

PAPERS

Operating income, including a $92 million charge for the impairment of property, plant and equipment associated with the fourth quarter announcement of the reorganization of our Dryden, Ontario mill, was $25 million in the fourth quarter of 2007 compared to operating income of $133 million in the third quarter of 2007. Depreciation and amortization totaled $124 million in the fourth quarter. When compared to the third quarter of 2007, sales remained unchanged at $1.4 billion. Shipments-to-production ratio was 98% in the fourth quarter compared to 106% in the third quarter. Paper inventories increased 17,000 tons throughout the quarter.

Excluding the $92 million of impairment of property, plant and equipment, the decrease in operating income, when compared to the third quarter, is the result of lower paper shipments, higher costs including costs related to synergies, integration and optimization, unfavorable foreign exchange and higher costs for fiber, energy and chemicals. These factors were partially mitigated by a lawsuit settlement, higher average selling prices for paper and pulp and higher pulp shipments.

(In millions of dollars)	3Q 2007	4Q 2007
Sales	$1,411	$1,401
Operating income	$133	$25
Depreciation and amortization	$122	$124
Impairment of PP&E	—	$92

PAPER MERCHANTS

Operating income was $1 million in the fourth quarter of 2007 compared to operating income of $6 million in the third quarter of 2007. Depreciation and amortization amounted to $1 million in the fourth quarter. Sales increased 5% to $262 million while deliveries increased 5%.

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When compared to the third quarter, the decrease in operating income is the result of a decrease in allowance for doubtful accounts recorded in the third quarter and higher costs. These factors were partially mitigated by higher deliveries.

(In millions of dollars)	3Q 2007	4Q 2007
Sales	$249	$262
Operating income	$6	$1
Depreciation and amortization	—	$1

WOOD

The operating loss, including a $4 million charge for the impairment of goodwill, was $26 million in the fourth quarter of 2007, compared to an operating loss of $13 million in the third quarter of 2007. Depreciation and amortization totaled $8 million in the fourth quarter of 2007. When compared to the third quarter of 2007, sales decreased 10% to $79 million with lumber shipments decreasing 13%.

Excluding the $4 million of impairment of goodwill, the increase in operating loss, when compared to the third quarter, is the result of lower average selling prices, unfavorable foreign exchange and higher freight costs.

(In millions of dollars)	3Q 2007	4Q 2007
Sales	$88	$79
Operating loss	($13)	($26)
Depreciation and amortization	$6	$8
Impairment of goodwill	—	$4

OUTLOOK

For 2008, inflation pressures on energy-related costs, including those related to fiber and chemicals, are expected to remain while costs related to integration are expected to decelerate in the second half of the year. Average paper price realizations are expected to increase after giving effect to price increases implemented toward the end of 2007 and additional pricing initiatives announced for 2008. Paper volumes are expected to stay relatively steady when compared to 2007. While there are indications that growth in the U.S. economy may continue to slow in the next months, this has not yet translated into Domtar’s Papers business.

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EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (EST) to discuss its fourth quarter 2007 financial results. Financial analysts are invited to participate in the call by dialing 1-866-321-6651 (North America) or 1-416-642-5212 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar corporate website at www.domtar.com/en/investors/.

THE TRANSACTION

Domtar Corporation started its operations on March 7, 2007 following the combination of the Weyerhaeuser Fine Paper Business and Domtar Inc. Prior to the completion of the Transaction, the Weyerhaeuser Fine Paper Business was operated by Weyerhaeuser Company.

The financial results of Domtar Corporation cover certain periods prior to the Transaction. For accounting and financial reporting purposes, Weyerhaeuser Fine Paper Business is considered to be the “predecessor” to Domtar Corporation and as a result, its historical financial statements now constitute the historical financial statements of Domtar Corporation. The results reported for the third and fourth quarter of 2007 include the results of operations of the new Company for the entire period. The results reported for the fiscal year 2006 include only the results of operations of the Weyerhaeuser Fine Paper Business, on a carve-out basis, for the entire period. The results reported for the fiscal year 2007 include the results of operations of the Weyerhaeuser Fine Paper Business, on a carve-out basis, for the period from January 1, 2007 to March 6, 2007 and the results of operations of the new Company for the period from March 7, 2007 to December 30, 2007.

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ABOUT DOMTAR

Domtar Corporation (NYSE/TSX: UFS) is the largest integrated producer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing, publication as well as technical and specialty papers with recognized brands such as First Choice®, Domtar Microprint®, Windsor Offset®, Cougar® as well as its full line of environmentally and socially responsible papers, Domtar EarthChoice®. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 13,000 people. To learn more, visit www.domtar.com.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-Q filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

TICKER SYMBOL UFS (NYSE, TSX)	MEDIA RELATIONS Michel A. Rathier Tel.: 514-848-5103	INVESTOR RELATIONS Pascal Bossé Tel.: 514-848-5938

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Domtar Corporation

Consolidated Statements of Income

(In millions of US dollars, unless otherwise noted)

	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	December 30, 2007	December 31, 2006	December 30, 2007	December 31, 2006
	(Unaudited)		(Unaudited)
Sales	$1,653	$873	$5,947	$3,306
Operating expenses
Cost of sales, excluding depreciation and amortization	1,319	671	4,757	2,676
Depreciation and amortization	133	82	471	311
Selling, general and administrative	136	43	408	174
Impairment of goodwill and property, plant and equipment	96	—	96	749
Closure and restructuring costs	7	(1)	14	15
Antidumping and countervailing duties refund	—	(65)	—	(65)
Other operating expenses (income)	(45)	—	(69)	2

	1,646	730	5,677	3,862

Operating income (loss)	7	143	270	(556)
Interest expense	65	—	171	—

Income (loss) before income taxes	(58)	143	99	(556)
Income tax expense (benefit)	(32)	41	29	53

Net income (loss)	(26)	102	70	(609)

Per common share (in dollars)
Net income (loss)
Basic	(0.05)	0.36	0.15	(2.14)
Diluted	(0.05)	0.36	0.15	(2.14)
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.4	284.1	474.1	284.1
Diluted	515.4	284.1	475.9	284.1

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Domtar Corporation

Consolidated Balance Sheets As at

(In millions of US dollars)

	December 30, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$71	$1
Receivables, less allowances of $9 and $2	570	340
Inventories	936	520
Prepaid expenses	14	6
Income and other taxes receivable	53	—
Deferred income taxes	181	22

Total current assets	1,825	889

Property, plant and equipment, at cost	9,685	6,696
Accumulated depreciation	(4,323)	(3,631)

Net property, plant and equipment	5,362	3,065
Goodwill	393	14
Intangible assets, net of amortization	111	—
Other assets	119	30

Total assets	7,810	3,998

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	63	—
Trade and other payables	789	250
Income and other taxes payable	50	6
Long-term debt due within one year	17	12

Total current liabilities	919	268

Long-term debt	2,213	32
Deferred income taxes	1,066	758
Other liabilities and deferred credits	440	25

Shareholders’ equity
Business Unit equity	—	2,852
Common stock	5	—
Exchangeable shares	293	—
Additional paid-in capital	2,548	—
Retained earnings	46	—
Accumulated other comprehensive income	280	63

Total shareholders’ equity	3,172	2,915

Total liabilities and shareholders’ equity	7,810	3,998

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Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of US dollars)

	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	December 30, 2007	December 31, 2006	December 30, 2007	December 31, 2006
	(Unaudited)		(Unaudited)
Operating activities
Net income (loss)	$(26)	$102	$70	$(609)
Adjustments to reconcile income to cash flows from operating activities
Depreciation and amortization	133	82	471	311
Deferred income taxes	(48)	(30)	(73)	(52)
Closure and restructuring costs	7	(1)	14	15
Impairment of goodwill and property, plant and equipment	96	—	96	749
Debt restructuring costs	25	—	25	—
Other	(4)	3	(2)	4
Changes in assets and liabilities, net of effects of acquisition
Receivables	23	9	(103)	(19)
Inventories	17	(1)	38	43
Prepaid expenses	10	2	6	(2)
Trade and other payables	30	(16)	88	(79)
Income and other taxes	(19)	—	49	—
Other assets and other liabilities	(61)	(5)	(67)	(4)
Payments of closure and restructuring costs	(1)	—	(6)	—

Cash flows provided from operating activities	182	145	606	357

Investing activities
Additions to property, plant and equipment	(51)	(11)	(116)	(64)
Proceeds from disposals of property, plant and equipment	6	1	29	1
Business acquisitions – cash acquired	—	—	573	—
Other	—	—	(1)	—

Cash flows provided from (used for) investing activities	(45)	(10)	485	(63)

Financing activities
Net change in bank indebtedness	(12)	—	(21)	—
Drawdown of revolving bank credit	50	—	50	—
Issuance of short-term debt	—	—	1,350	—
Issuance of long-term debt	—	—	800	—
Repayment of short-term debt	—	—	(1,350)	—
Repayment of long-term debt	(155)	(3)	(311)	(7)
Debt issue costs	(15)	—	(39)	—
Premium on redemption of long-term debt	(40)	—	(40)	—
Repurchase of minority interest	(24)	—	(24)	—
Distribution to Weyerhaeuser prior to March 7, 2007	—	(132)	(1,431)	(287)
Other	—	—	(5)	—

Cash flows used for financing activities	(196)	(135)	(1,021)	(294)

Net increase (decrease) in cash and cash equivalents	(59)	—	70	—
Translation adjustments related to cash and cash equivalents	(6)	—	—	—
Cash and cash equivalents at beginning of year	136	1	1	1

Cash and cash equivalents at end of year	71	1	71	1

Supplemental cash flow information
Net cash payments for:
Interest	60	—	148	—
Income taxes	74	—	112	—

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2007
		Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales(a)	($)	$955	$1,349	$1,411	$1,401	$5,116
Operating Income	($)	$71	$92	$133	$25	$321
Depreciation & amortization	($)	$72	$126	$122	$124	$444
Impairment of PP&E(b)	($)				$92	$92

Papers
Papers Production	(’000 ST)	826	1,216	1,187	1,182	4,411
Papers Shipments	(’000 ST)	871	1,209	1,261	1,160	4,501
Uncoated freesheet	(’000 ST)	814	1,163	1,194	1,104	4,275
Coated groundwood	(’000 ST)	57	46	67	56	226
20-lb repro bond, 92 bright (copy)(c) list price	($/ton)	$930	$963	$990	$990	$968
50-lb offset, rolls(c) list price	($/ton)	$810	$810	$803	$847	$818
Coated publication No. 5, 40-lb offset, rolls(b) list price	($/ton)	$778	$748	$782	$840	$787

Pulp
Pulp Shipments(d)	(’000 ADMT)	249	330	333	411	1,323
Hardwood Kraft Pulp	(%)	21%	46%	48%	45%	42%
Softwood Kraft Pulp	(%)	61%	41%	40%	46%	46%
Fluff Pulp	(%)	18%	13%	12%	9%	12%
Pulp NBSK – U.S. market(c) list price	($/ADMT)	$790	$810	$837	$858	$824
Pulp NBHK – Japan market(c)(e) list price	($/ADMT)	$640	$640	$658	$683	$655

Paper Merchants Segment
Sales(a)	($)	$76	$226	$249	$262	$813
Operating Income	($)	$4	$2	$6	$1	$13
Depreciation & amortization	($)	$1			$1	$2

Wood Segment
Sales(a)	($)	$47	$90	$88	$79	$304
Operating Loss	($)	($4)	($20)	($13)	($26)	($63)
Depreciation & amortization	($)	$5	$6	$6	$8	$25
Impairment of goodwill	($)				$4	$4

Lumber Production	(Millions FBM)	68	152	164	158	542
Lumber Shipments	(Millions FBM)	88	227	197	172	684
Lumber G.L. 2x4x8 studs(c) prices	($/MFBM)	$317	$335	$336	$294	$321
Lumber G.L. 2x4 R/L, no. 1 & no. 2(c) prices	($/MFBM)	$332	$332	$343	$308	$329

Average Exchange Rates	CAN	1.172	1.098	1.044	0.981	1.074
	US	0.854	0.911	0.958	1.020	0.931

(a)	Sales represent sales before intersegment sales.

(b)	Includes $92 million related to the impairment of assets due to the fourth quarter announcement of reorganization at our Dryden, Ontario mill.

(c)	Source: Pulp & Paper Week and Random Lengths.

(d)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.

(e)	Based on Pulp & Paper Week's Southern Bleached Hardwood Kraft pulp prices for Japan, increased by an average differential of $15/ADMT between Northern and Southern Bleached Hardwood Kraft pulp prices.

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Earnings Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate the ability to service debt and the overall credit profile of the company. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates “Earnings Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the net income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with net income (loss) provides for a more complete analysis of the results of operations. Net income (loss) is the most directly comparable GAAP measure.

			2007
			Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings Before Items” to Net Income (Loss)
	Net income (loss)	($)	49	11	36	(26)	70
(+)	Impairment of goodwill and property, plant and equipment	($)				66	66
(–)	Gains for lawsuit and insurance claim settlements	($)				(35)	(35)
(+)	Expenses related to the debt restructuring	($)				17	17
(+)	Costs related to synergies, integration and optimization	($)	4	4	8	14	30
(–)	Gain related to change in statutory income tax rate	($)	(6)	(1)	3	(11)	(15)
(+)	Closure and restructuring costs	($)	2	1	1	5	9
(–)	Gains related to financial instruments	($)		(6)	(4)	(1)	(11)
(=)	Earnings before items	($)	49	9	44	29	131
Reconciliation of “EBITDA” and “EBITDA Before Items” to Net Income (Loss)
	Net income (loss)	($)	49	11	36	(26)	70
(+)	Income tax expense (benefit)	($)	11	11	39	(32)	29
(+)	Interest expense	($)	11	47	48	65	171
(+)	Depreciation and amortization	($)	78	132	128	133	471
(+)	Impairment of goodwill and property, plant and equipment	($)				96	96
(=)	EBITDA	($)	149	201	251	236	837
(–)	Gains for lawsuit & insurance claim settlements	($)				(51)	(51)
(+)	Costs related to synergies, integration and optimization	($)	7	6	14	21	48
(+)	Closure and restructuring costs	($)	3	2	2	7	14
(–)	Gains related to financial instruments	($)		(10)	(6)	(2)	(18)
(=)	EBITDA before items	($)	159	199	261	211	830
Reconciliation of “Free Cash Flow” to Cash Flow from Operating Activities
	Cash flow provided from operating activities	($)	91	189	144	182	606
(–)	Additions to property, plant and equipment	($)	(14)	(32)	(19)	(51)	(116)
(=)	Free cash flow	($)	77	157	125	131	490
“Net Debt-to-Total Capitalization” Reconciliation
	Bank indebtedness	($)	89	74	75	63	—
(+)	Current portion of long-term debt	($)	21	19	19	17	—
(+)	Long-term debt	($)	2,577	2,425	2,356	2,213	—
(–)	Cash and cash equivalents	($)	(110)	(80)	(136)	(71)	—
(=)	Net debt	($)	2,577	2,438	2,314	2,222	—
(+)	Shareholders’ equity	($)	2,941	3,094	3,212	3,172	—
(=)	Total capitalization	($)	5,518	5,532	5,526	5,394	—
	Net debt	($)	2,577	2,438	2,314	2,222	—
( / )	Total capitalization	($)	5,518	5,532	5,526	5,394	—
(=)	Net debt-to-total capitalization	(%)	47%	44%	42%	41%	—

“Earnings Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for net income (loss), or any other income statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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